As filed with the Securities and Exchange Commission on June 16, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACORDA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3831168
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

420 Saw Mill River Road

Ardsley, New York 10502

(914) 347-4300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ron Cohen

Chief Executive Officer

Acorda Therapeutics, Inc.

420 Saw Mill River Road

Ardsley, New York 10502

(914) 347-4300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To

Ellen B. Corenswet

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

(212) 841-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Calculation of registration fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock, Preferred Stock, Debt Securities, Warrants, Units(4)		$	$	$
Total

(1)	Not applicable pursuant to Rule 457(r) and General Instructions II(D) and II(E) to Form S-3 under the Securities Act of 1933.
(2)	This Registration Statement registers an unspecified amount of securities of each identified class. The proposed maximum aggregate offering per class of securities will be determined from time to time by the registrant in connection with the offering of securities hereunder.

(3)	The registrant will pay registration fees pursuant to Rule 456(b) in connection with offerings of securities hereunder, and will update this table by post-effective amendment or prospectus filed pursuant to Rule 424(b) to indicate the aggregate offering price of the securities offered and the amount of the registration fee.

(4)	Includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.

Acorda Therapeutics, Inc.

Common stock

Preferred stock

Debt securities

Warrants

Units

We may offer under this prospectus from time to time, at prices and on terms to be determined by market conditions at the time we make the offer, our:

•	common stock;
•	preferred stock;
•	debt securities, including debt securities that are convertible into our common stock;
•	warrants to purchase common stock, preferred stock, or debt securities; or
•	any combination of the above, separately or as units.

You should read this prospectus, any prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities. The prospectus supplement or free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ACOR.”

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” on page 5 as well as in the applicable prospectus supplement, any related free writing prospectus and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If we use any agents, underwriters or dealers to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

The date of this prospectus is June 16, 2014

We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus is accurate as of the date on the front of this prospectus or incorporated document only, as the case may be. Our business, financial condition, results of operations and prospects may have changed since that date.

About this prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any information we provide in a prospectus supplement is inconsistent with information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus.

You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference.” This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that is important to you. We encourage you to read this prospectus in its entirety, including the “Risk Factors” section and the documents incorporated by reference herein.

We own several registered trademarks in the U.S. and in other countries. These registered trademarks include, in the U.S., the marks “Acorda Therapeutics,” our stylized Acorda Therapeutics logo, “Ampyra,” “Zanaflex,” “Zanaflex Capsules,” and “Qutenza.” Also, our mark “Fampyra” is a registered mark in the European Community Trademark Office and we have registrations or pending applications for this mark in other jurisdictions. Our trademark portfolio also includes several registered trademarks and pending trademark applications (e.g., “Plumiaz”) in the U.S. and worldwide for potential product names or for disease awareness activities. Third party trademarks, trade names, and service marks used in this report are the property of their respective owners.

Our company

We are a biopharmaceutical company dedicated to the identification, development and commercialization of novel therapies that improve the lives of people with multiple sclerosis, or MS, epilepsy, and other neurological disorders. We have both marketed products as well as developmental stage products, and we are working to bring important new therapies to people with nervous system disorders. Our goal is to help patients to a better future, while building a leading neurology company with a portfolio of innovative products. The first product for which we completed clinical development, Ampyra (dalfampridine) Extended Release Tablets, 10mg was approved by the U.S. Food and Drug Administration, or FDA, in January 2010 as a treatment to improve walking in patients with MS. This was demonstrated by an increase in walking speed. Ampyra is an extended release tablet formulation of dalfampridine (4-aminopyridine, 4-AP), which was previously referred to as fampridine. Ampyra demonstrated efficacy in people with all four major types of MS (relapsing remitting, secondary progressive, progressive relapsing and primary progressive). To our knowledge, Ampyra is the first and only product indicated to improve walking in people with MS.

Ampyra was made commercially available in the U.S. in March 2010, and had net revenue of $302.6 million for the year ended December 31, 2013. Since the March 2010 launch of Ampyra, more than 90,000 people with MS in the U.S. have tried Ampyra. Acorda now has five Orange Book patents providing protection up to 2027.

Ampyra is marketed as Fampyra outside the U.S. by Biogen Idec International GmbH, or Biogen Idec, under a license and collaboration agreement that we entered into in June 2009. Fampyra has been approved in a number of countries across Europe, Asia and the Americas. Biogen Idec anticipates making Fampyra commercially available in additional markets in 2014. We recorded $9.3 million of royalty revenue and $9.1 million of amortized license revenue in 2013 related to Fampyra.

We also sell Zanaflex Capsules and Zanaflex tablets, which contain tizanidine hydrochloride, a short-acting drug approved by the FDA for the management of spasticity. In 2012, we launched tizanidine hydrochloride capsules, an authorized generic version of Zanaflex Capsules, under our agreement with Watson Pharma, Inc., a subsidiary of Actavis, Inc. (formerly Watson Pharmaceuticals, Inc.), following the launch by Apotex, Inc. of its generic tizanidine hydrochloride capsules. In 2013, Mylan Laboratories Limited also launched generic tizanidine hydrochloride capsules. The commercial launch of generic tizanidine hydrochloride capsules has caused a significant decline in net revenue of Zanaflex Capsules, and the launch of generic versions and the potential launch of other generic versions are expected to continue to cause our net revenues from Zanaflex Capsules to further decline in 2014 and beyond.

We are developing what we believe is one of the industry’s leading pipelines of novel neurological therapies. We are currently developing six clinical-stage therapies and one pre-clinical stage therapy that address a range of disorders including post-stroke deficits, epilepsy, stroke, peripheral nerve damage, spinal cord injury, neuropathic pain, and heart failure.

We are developing Plumiaz (our trade name for Diazepam Nasal Spray), a proprietary nasal spray formulation of diazepam, for the treatment of people with epilepsy who experience cluster seizures, also known as acute repetitive seizures. In 2013, we submitted a New Drug Application, or NDA, filing for Plumiaz to the FDA. In May 2014, the FDA issued a Complete Response Letter, or CRL, for the Plumiaz NDA. A Complete Response Letter is a communication from the FDA that informs a company that their review of the NDA is complete and the application cannot be approved in its present form. We are evaluating the CRL, and expect to work closely with the FDA to address items outlined in the letter, which will include additional clinical work, and refile the NDA. Once we have refiled the NDA, we expect that the FDA will respond to our submission within six months. Based on the requirements for approval outlined in the letter, we do not expect Plumiaz to receive FDA approval in 2014. We anticipate that our current infrastructure can support sales and marketing of this product if it receives FDA approval. We believe this product, if approved, has the potential to generate peak annual sales significantly higher than $100 million.

In July 2013, we acquired rights in the U.S., Canada, Latin America and certain other countries to two neuropathic pain management assets from NeurogesX, Inc., including: Qutenza, a dermal patch containing 8% prescription strength capsaicin which is approved by the FDA for the management of neuropathic pain associated with post-herpetic neuralgia, also known as post-shingles pain; and NP-1998, a Phase 3 ready, prescription strength capsaicin topical solution, being assessed for the treatment of neuropathic pain. NeurogesX had discontinued active promotion of Qutenza by the time of our purchase, but we re-launched the product in January 2014 using our existing commercial organization, including our specialty neurology sales force.

NP-1998 is a topical solution containing 20% prescription strength capsaicin. We believe this liquid formulation of the capsaicin-based therapy has key advantages over the patch, and we are currently designing a plan to expedite development of this product as both a stand-alone therapy and as an adjunct to existing systemic therapies for neuropathic pain. NP-1998 has the potential to treat multiple neuropathies. We are planning to pursue HIV-related neuropathy as the first indication for NP-1998, and we are also exploring the potential for additional indications, including painful diabetic neuropathy.

We are focused on continuing to grow as a fully-integrated biopharmaceutical company by commercializing our FDA approved products, developing our product candidates and advancing our research and development programs for underserved markets. We are seeking to leverage our financial strength to invest in our pipeline of research and development programs and potentially to acquire additional products that will fit with our commercial structure and expertise in both neurology and specialty pharmaceuticals. Our goal is to create a balanced portfolio that creates significant near-term value, as well as intermediate and longer-term opportunities for further value accretion.

Our corporate information

We were incorporated in 1995 as a Delaware corporation. Our principal executive offices are located at 420 Saw Mill River Road, Ardsley, New York 10502. Our telephone number is (914) 347-4300. Our website is www.acorda.com. Please note that all references to “www.acorda.com” in this prospectus and the accompanying prospectus supplement and documents incorporated by reference herein are inactive textual references only and that the information contained on Acorda’s website is neither incorporated by reference nor intended to be used in connection with this offering.

Forward-looking statements

This prospectus and the documents incorporated herein by reference contain forward-looking statements relating to future events and our future performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You are cautioned that such statements involve risks and uncertainties, including:

•	our ability to successfully market and sell Ampyra in the U.S.;

•

third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions;

•

the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including Plumiaz (our trade name for Diazepam Nasal Spray) or any other acquired or in-licensed programs;

•	we may not be able to complete development of, obtain regulatory approval for, or successfully market Plumiaz or other products under development;

•	the occurrence of adverse safety events with our products;

•

delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaboration partner Biogen Idec in connection therewith;

•	competition, including the impact of generic competition on Zanaflex Capsules revenues;

•

failure to protect our intellectual property, to defend against the intellectual property claims of others, or to obtain third party intellectual property licenses needed for the commercialization of our products;

•	failure to comply with regulatory requirements could result in adverse action by regulatory agencies; and the ability to obtain additional financing to support our operations.

These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make, and investors should not place undue reliance on these statements. In addition to the risks and uncertainties described above, we have included important factors in the cautionary statements in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2013, particularly in the “Risk Factors” section, which may be updated in future quarterly reports on Form 10-Q, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. Forward-looking statements in this report are made only as of the date hereof, and we do not assume any obligation to publicly update any forward-looking statements as a result of developments occurring after the date of this report.

Risk factors

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended December 31, 2013 and as may be described in future quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well the other information contained in the applicable prospectus supplement or free writing prospectus. You should also carefully consider the other information included or incorporated by reference in this prospectus, the accompanying prospectus supplement and any free writing prospectus. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

Ratio of earnings to fixed charges

The following table sets forth our ratios of earnings to fixed charges for the periods indicated (deficiencies in thousands):

	Three months ended March 31,		Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(1)	7	*	8	9	9	*	*
Deficiency	—	$(2,914)	—	—	—	$(11,769)	$(83,940)

*	Less than one to one coverage

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, including amortized discounts, premiums and capitalized expenses related to indebtedness.

Use of proceeds

Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, including capital expenditures. Until we use net proceeds for these purposes, we intend to invest them primarily in short-term, investment-grade, interest-bearing securities.

Description of securities

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities that we offer may differ from the terms summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell, from time to time, in one or more offerings:

•	common stock;
•	preferred stock;
•	debt securities; and
•	warrants.

Common stock

We have the authority to issue 80,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2014, 41,641,878 shares of our voting common stock were outstanding (not including 12,420 shares of common stock that were held in treasury), and a maximum of 7,629,870 shares of common stock were issuable upon the exercise of outstanding options.

The following description of our common stock is only a summary and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation. Holders of common stock have one vote per share and have no preemption rights. Holders of common stock have the right to participate ratably in all distributions, whether of dividends or assets in liquidation, dissolution or winding up, subject to any superior rights of holders of preferred stock outstanding at the time. See “Preferred Stock” below. There are no redemption or sinking fund provisions applicable to the common stock.

Registrar and Transfer Company is the transfer agent and registrar for our common stock. Their address is 10 Commerce Drive, Cranford, NJ 07016 and their telephone number is (800) 368-5948.

Preferred stock

We have the authority to issue 20,000,000 shares of preferred stock. As of March 31, 2014, no shares of our preferred stock were outstanding. The description of preferred stock provisions set forth below is only a summary and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and the certificate of designations relating to any series of preferred stock.

The board of directors has the right, without the consent of holders of common stock, to designate and issue one or more series of preferred stock, which may be convertible into common stock at a ratio determined by the board. A series of preferred stock may bear rights superior to common stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences. The board may set the following terms of any series of preferred stock, and a prospectus supplement will specify these terms for any series offered:

•	the number of shares constituting the series and the distinctive designation of the series;

•	dividend rates, whether dividends are cumulative and, if so, from what date, and the relative rights of priority of payment of dividends;

•	voting rights and the terms of the voting rights;

•	conversion privileges and the terms and condition of conversion, including provision for adjustment of the conversion rate;

•

redemption rights and the terms and conditions of redemption, including the date or dates upon or after which shares may be redeemable and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

•	sinking fund provisions for the redemption or purchase of shares;

•	rights in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority of payment; and

•	any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the series.

The preferred stock will, if issued, be fully paid and nonassessable. The rights of the holders of preferred stock will be subordinate to those of our general creditors.

Debt securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the indenture and of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture) will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a current report on Form 8-K, incorporated by reference in this prospectus.

With respect to any debt securities that we issue, we will issue such debt securities under an indenture, which we would enter into with the trustee named in the indenture. The form of indenture is an exhibit incorporated by reference into this prospectus. Any indenture would be qualified under the Trust Indenture Act of 1939.

General

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be convertible into shares of common stock or preferred stock and, if so, the terms of such conversion;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

•

the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any provisions for payment of additional amounts for taxes;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than minimum denominations of $1,000 and any integral multiple thereof;

•	events of default;

•	whether we and/or the trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	description of the trustee and paying agent, and the method of payments; and

•	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

Events of Default

The following are events of default under the indentures with respect to any series of debt securities issued:

•	we fail to pay interest when due and such failure continues for 90 days, unless the time for payment has been properly extended or deferred in accordance with the terms of the particular series;

•	we fail to pay the principal or any premium when due, unless the maturity has been properly extended in accordance with the terms of the particular series;

•

we fail to observe or perform any other covenant or agreement contained in the debt securities or the indentures, other than a covenant or agreement specifically relating to another series of debt securities, and such failure continues for 90 days after we receive a notice of default from the trustee or from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all of the affected series;

•	certain events of bankruptcy or insolvency, whether voluntary or not; and
•	any additional events of default that may be established with respect to a particular series of debt securities under the indentures, as may be specified in the applicable prospectus supplement.

If, with regard to any series of debt securities, an event of default resulting from a failure to pay principal, any premium or interest occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all debt securities of that series immediately due and payable.

If an event of default other than a failure to pay principal, any premium or interest occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all affected series (all such series voting together as a single class) may declare the principal of all debt securities of such affected series immediately due and payable.

The holders of a majority in principal amount of the outstanding debt securities of all affected series (voting together as a single class) may waive any past default with respect to such series and its consequences, except a default or events of default regarding payment of principal, any premium or interest, in which case the holders of the outstanding debt securities of each affected series shall vote to waive such default or event of default as a separate class. Such a waiver will eliminate the default.

Concerning the Trustee

The trustee, except when there is an event of default, will perform only those duties as are specifically stated in the indenture, including the authentication and delivery of the debt securities. If an event of default has occurred with respect to any series of debt securities, the trustee must exercise with respect to such debt securities the rights and powers it has under the indenture and use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.

Discharge

The indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•

maintain an office or agency where debt securities may be presented for payment or transfer and exchange and where notices and demands upon us in respect of such debt securities may be given or served;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of any warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. With respect to any warrants that we offer, specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, incorporated by reference in this prospectus.

General.    With respect to any warrants that we offer, we will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon exercise;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of warrants.    With respect to any warrants that we issue, each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for the warrants (“cashless exercise”).

Enforceability of rights by holders of warrants.    With respect to any warrants that we issue, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Delaware law and certain charter and bylaw provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exception, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certificate of incorporation and bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management. For example, our amended and restated certificate of incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock, par value $.001 per share. The board of directors has the authority, without approval of the stockholders, to issue and determine the rights and preferences of series of preferred stock. The ability to authorize and issue preferred stock with voting or other rights or preferences makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us.

Our amended and restated certificate of incorporation and amended and restated bylaws also provide that our board of directors is divided into three classes, each serving staggered three-year terms ending at the annual meeting of our stockholders. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. Members of the board of directors may only be removed for cause and only by the affirmative vote of 75% of our outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of our board of directors.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that a meeting of stockholders may only be called by our board of directors, the chairman of our board of directors or our chief executive officer. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. The provisions may delay or preclude stockholders from calling a meeting of stockholders, bringing matters before a meeting of stockholders or from making nominations for directors at a stockholders’ meeting, which could delay or deter takeover attempts or changes in management. Our amended and restated certificate of incorporation also does not provide for cumulative voting. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our board of directors.

Plan of distribution

We may sell securities under this prospectus in public offerings:

•	through one or more underwriters or dealers
•	through other agents; or
•	directly to purchasers.

The securities that we may sell under this prospectus may be priced:

•	at a fixed public offering price or prices, which may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	at prices calculated by a formula based on prevailing market prices;
•	at negotiated prices; or
•	in a combination of any of the above pricing methods.

If we use underwriters for an offering, they will acquire securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. Only underwriters named in a prospectus supplement are underwriters of the securities offered by that prospectus supplement.

We may also sell securities directly or through agents. We will name any agent involved in an offering and we will describe any commissions we will pay the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, our agents will act on a best-efforts basis.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions of these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Underwriters or agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may also use underwriters or agents with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

Legal matters

Unless otherwise specified in any applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Covington & Burling LLP, New York, New York.

Experts

The consolidated financial statements of Acorda Therapeutics, Inc. appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements and annual, quarterly and current reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

Incorporation of information by reference

We incorporate into this prospectus information contained in documents which we file with the Securities and Exchange Commission. We are disclosing important information to you by referring you to those documents. The information which we incorporate by reference is an important part of this prospectus, and certain information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	annual report on Form 10-K for the year ended December 31, 2013, filed on March 3, 2014;

•	quarterly report on Form 10-Q for the quarter ended March 31, 2014, filed on May 9, 2014;

•	current reports on Form 8-K, filed on April 14, 2014, April 22, 2014, May 2, 2014, May 14, 2014 and June 10, 2014;

•	the information contained in our proxy statement dated April 25, 2014 that is incorporated by reference into Part III of our Form 10-K for the fiscal year ended December 31, 2013; and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-50513) filed on January 31, 2006, including any amendment or reports filed for the purpose of updating such description.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to any of these reports, free of charge on the SEC’s website. Information contained on, or that can be accessed through, our website is not part of this prospectus.

In addition, we will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to Corporate Secretary, Acorda Therapeutics, Inc., 420 Saw Mill River Road, Ardsley, New York 10502, or call (914) 347-4300.

We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus is accurate as of the date on the front of this prospectus or incorporated document only, as the case may be. Our business, financial condition, results of operations and prospects may have changed since that date.

Part II. Information not required in prospectus

Item 14. Other expenses of issuance and distribution

We will bear all expenses incurred in connection with the registration of the securities offered in this registration statement under the Securities Act of 1933 and qualification or exemption of the registered securities under the state securities laws. All fees are estimated, except for the SEC registration fees.

SEC registration fees	$(1)
Costs of printing and engraving	(2)
Legal fees and expenses	(2)
Accountants fees and expenses	(2)
Miscellaneous	(2)
TOTAL	$(2)

(1)	Deferred in reliance on Rule 456(b) and 457(r).

(2)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15. Indemnification of directors and officers

The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law, or the DGCL, grants each corporation organized thereunder the power to “indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.”

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations or the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Article Seven of the Registrant’s Amended and Restated Certificate of Incorporation (filed as Exhibit 3.3) provides that except as otherwise provided by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Article Eight of the Registrant’s Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, the Registrant shall indemnify any current or former director or officer of the Registrant and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 16. Exhibits

The exhibits listed on the Index of Exhibits to this registration statement are filed herewith or are incorporated herein by reference to other filings.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:    Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Ardsley, State of New York, on June 16, 2014.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Acorda Therapeutics, Inc.

By:	/s/Ron Cohen, M.D.
Ron Cohen, M.D. President and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints Ron Cohen and Michael Rogers and each of them as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 or otherwise, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ron Cohen, M.D. Ron Cohen, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2014

/s/ Michael Rogers Michael Rogers	Chief Financial Officer	June 16, 2014

/s/ Barry Greene Barry Greene	Director	June 16, 2014

/s/ Peder K. Jensen, M.D. Peder K. Jensen, M.D.	Director	June 16, 2014

/s/ John Kelley John Kelley	Director	June 16, 2014

/s/ Sandra Panem, Ph.D. Sandra Panem, Ph.D.	Director	June 16, 2014

Signatures	Title	Date

/s/ Lorin J. Randall Lorin J. Randall	Director	June 16, 2014

/s/ Steven M. Rauscher Steven M. Rauscher	Director	June 16, 2014

/s/ Ian F. Smith Ian F. Smith	Director	June 16, 2014

Exhibit index

Exhibit No.		Description

1.1	*	Underwriting Agreement

3.3		Amended and Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, No. 333-138842, filed on November 20, 2006.

3.4		Bylaws of the Registrant, as amended on December 15, 2011. Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on February 28, 2012.

4.1		Specimen Stock Certificate evidencing shares of common stock. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, No. 333-128827, filed on October 5, 2005.

4.2	*	Certificate of Designation of Preferred Stock and Form of Preferred Stock Certificate

4.3		Form of Indenture

4.4	*	Form of Debt Security

4.5	*	Form of Warrant Certificate

5.1		Opinion of Covington & Burling LLP

12.1		Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2		Consent of Covington & Burling LLP (included in Exhibit 5.1)

24.1		Power of Attorney of all directors of the board of directors of the Registrant (included on the signature pages hereto)

25.1		Statement of Eligibility of Trustee on Form T-1

*	To be filed by amendment, or as an exhibit to a current report on Form 8-K and incorporated by reference, or incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as applicable.